Exhibit 23 (a)



                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-14017 and 333-69541) and in the Registration Statements on Form S-8 (Nos. 2-90736, 33-56842, 333-18879, 333-40877, 333-78993
and 333-73437) of Rohm and Haas Company of our report dated March 8, 2001 relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form
10-K. We also consent to the incorporation by reference of our report dated March 8, 2001 relating to the financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP



Philadelphia, Pennsylvania
March 26, 2001